EXHIBIT (h)(6)

                              SECOND AMENDMENT TO
                   SECURITIES LENDING AUTHORIZATION AGREEMENT


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                               SECOND AMENDMENT TO
                   SECURITIES LENDING AUTHORIZATION AGREEMENT
                                     BETWEEN
                     EACH TRUST LISTED ON SCHEDULE B HERETO,
             ON BEHALF OF EACH RESPECTIVE SERIES OF EACH SUCH TRUST,
              SEVERALLY AND NOT JOINTLY, AS SET FORTH ON SCHEDULE B
                                       AND
                       STATE STREET BANK AND TRUST COMPANY

         This Second Amendment (this "Amendment") dated as of March 1, 2007 is between each of the Trusts Listed on Schedule B hereto (each, a "Trust"), on behalf of each respective series of each such Trust, severally and not jointly, as listed, respectively, on Schedule B (each such series, a "Fund", and collectively, the "Funds"), and State Street Bank and Trust Company, a Massachusetts trust company, its affiliates or subsidiaries (collectively referred to herein as "State Street").

         Reference is made to a Securities Lending Authorization Agreement dated August 1, 2005 between the Funds and State Street, as in effect on the date hereof prior to giving effect to this Amendment (the "Agreement"). The Funds and State Street both desire to amend the Agreement as set forth below.

         For value received, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties mutually agree to amend the Agreement in the following respect:

1. Definitions. All terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

2.       Amendment.
         ---------

         The Agreement is hereby amended by deleting Schedule B to the Agreement in its entirety and replacing it with the revised Schedule B attached hereto.

3. Miscellaneous. Except to the extent specifically amended by this Amendment, the provisions of the Agreement shall remain unmodified, and the Agreement is ratified and affirmed as being in full force and effect. This Amendment, the Agreement and the other documents and certificates referred to in the Agreement constitute the entire understanding of the parties with respect to the subject matter thereof and supersede all prior and current understandings and agreements, whether written or oral. This Amendment shall be construed in accordance the laws of the Commonwealth of Massachusetts.

4.       Effective Date. This Second Amendment shall be effective as of March 1,
2007.

         IN WITNESS WHEREOF, the parties hereto execute this Amendment as an instrument under seal by their duly authorized officers by affixing their signatures below.


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
EACH OF THE PHOENIX SERIES FUND, PHOENIX ASSET TRUST, PHOENIX INVESTMENT         THE PHOENIX EDGE SERIES FUND, ON BEHALF OF EACH
TRUST 97, PHOENIX INVESTMENT TRUST 06, PHOENIX EQUITY TRUST, THE ZWEIG           RESPECTIVE SERIES OF SUCH TRUST AS SET FORTH ON
FUND, INC., THE ZWEIG TOTAL RETURN FUND, INC., AND PHOENIX ADVISER TRUST         SCHEDULE B, SEVERALLY AND NOT JOINTLY
ON BEHALF OF EACH RESPECTIVE SERIES OF EACH SUCH TRUST AS SET FORTH ON
SCHEDULE B. SEVERALLY AND NOT JOINTLY



By:                                                                              By:

Name:  W. Patrick Bradley                                                        Name:  W. Patrick Bradley
       ------------------                                                               ------------------
                                                                                 Title: Vice President, Chief Financial
Title: Chief Financial Officer and Treasurer                                            -------------------------------
       -------------------------------------                                            Officer, Treasurer and Principal
                                                                                        --------------------------------
                                                                                        Accounting Officer
                                                                                        ------------------



        STATE STREET BANK AND
        TRUST COMPANY

        By:       /s/ Suzanne Lee
                  --------------------------------------------

        Name:     Suzanne Lee
                  --------------------------------------------

        Title:    Senior Managing Director, Securities Finance
                  --------------------------------------------

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                                   SCHEDULE B
                                   ----------
      This Schedule is attached to and made part of the Securities Lending Authorization Agreement, dated the 1st day of August 2005 between EACH TRUST
   LISTED ON SCHEDULE B HERETO (each a "Trust"), ON BEHALF OF EACH RESPECTIVE SERIES OF EACH SUCH TRUST (each, a "Fund," and collectively, the "Funds"),
          SEVERALLY AND NOT JOINTLY, AS SET FORTH ON SCHEDULE B and
       STATE STREET BANK AND TRUST COMPANY ("State Street"), as amended.

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                                                                                          TAXPAYER
                                                                                          IDENTIFICATION     TAX            LENDING
TRUST NAME                             FUND NAME                                          NUMBER             YEAR-END       LIMITS
----------                             ---------                                          ------             --------       ------
-------------------------------------- ------------------------------------------------- ------------------ -------------- ---------
PHOENIX SERIES FUND                    Phoenix Balanced Fund                              04-2987660         10/31          27%
                                       ------------------------------------------------- ------------------ -------------- ---------
                                       Phoenix Capital Growth Fund (f.k.a.                04-2987654         10/31          27%
                                       Phoenix-Engemann Capital Growth Fund)
                                       ------------------------------------------------- ------------------ -------------- ---------
                                       Phoenix Core Bond Fund                             04-2987655         10/31          27%
                                       ------------------------------------------------- ------------------ -------------- ---------
                                       Phoenix Mid-Cap Growth Fund (f.k.a.                04-2987666         10/31          27%
                                       Phoenix-Engemann Mid-Cap Growth Fund)
                                       ------------------------------------------------- ------------------ -------------- ---------
                                       Phoenix HighYield Fund (f.k.a. Phoenix-Goodwin     04-2987667         10/31          27%
                                       High Yield Fund)
-------------------------------------- ------------------------------------------------- ------------------ -------------- ---------
PHOENIX ASSET TRUST                    Phoenix Rising Dividends Fund (f.k.a.              95-6981193         12/31          24%
(F.K.A. PHOENIX-KAYNE FUNDS)           Phoenix-Kayne Rising Dividends Fund)
                                       ------------------------------------------------- ------------------ -------------- ---------
                                       Phoenix Small-Mid Cap Fund (f.k.a.                 95-7015400         12/31          24%
                                       Phoenix-Kayne Small Cap Fund)
-------------------------------------- ------------------------------------------------- ------------------ -------------- ---------
PHOENIX INVESTMENT TRUST 97            Phoenix Small-Cap Value Fund                       04-3399200         8/31           27%
-------------------------------------- ------------------------------------------------- ------------------ -------------- ---------
PHOENIX INVESTMENT TRUST 06            Phoenix All-Cap Growth Fund                        95-6854473         12/31          27%
(F.K.A. THE PHOENIX-ENGEMANN FUNDS)
-------------------------------------- ------------------------------------------------- ------------------ -------------- ---------
PHOENIX EQUITY TRUST                   Phoenix Worldwide Strategies Fund                  13-6066130         6/30           27%
-------------------------------------- ------------------------------------------------- ------------------ -------------- ---------
THE PHOENIX EDGE SERIES FUND           Phoenix Capital Growth Series                      04-2958529         12/31          27%
                                       (f.k.a. Phoenix-Engemann Capital Growth Series)
                                       ------------------------------------------------- ------------------ -------------- ---------
                                       Phoenix Multi Sector Fixed Income Series           04-2958532         12/31          27%
                                       (f.k.a. Phoenix-Goodwin Mulit-Sector Fixed
                                       Income Series)
                                       ------------------------------------------------- ------------------ -------------- ---------
                                       Phoenix-Aberdeen International Series              04-3085418         12/31          27%
                                       ------------------------------------------------- ------------------ -------------- ---------
                                       Phoenix Strategic Allocation Series                04-2958531         12/31          27%
                                       (f.k.a. Phoenix-Engemann Strategic Allocation
                                       Series)
-------------------------------------- ------------------------------------------------- ------------------ -------------- ---------
THE ZWEIG FUND, INC.                   The Zweig Fund, Inc.                               13-3353326         12/31          15%
-------------------------------------- ------------------------------------------------- ------------------ -------------- ---------
THE ZWEIG TOTAL RETURN FUND, INC.      The Zweig Total Return Fund, Inc.                  13-3474242         12/31          15%
-------------------------------------- ------------------------------------------------- ------------------ -------------- ---------
PHOENIX ADVISER TRUST                  Phoenix Foreign Opportunities Fund                 33-1070585         2/28           27%
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